Exhibit 21.1

                                 SUBSIDIARIES OF
                        PINNACLE WEST CAPITAL CORPORATION

Arizona Public Service Company
State of Incorporation: Arizona

Axiom Power Solutions, Inc.
State of Incorporation: Arizona

Bixco, Inc.
State of Incorporation: Arizona

APS Energy Services Company, Inc.
State of Incorporation: Arizona

SunCor Development Company
State of Incorporation: Arizona

SunCor Resort & Golf Management, Inc.
State of Incorporation: Arizona

Litchfield Park Service Company
State of Incorporation: Arizona

Golden Heritage Homes, Inc.
State of Incorporation: Arizona

Golden Heritage Construction, Inc.
State of Incorporation: Arizona

SCM, Inc.
State of Incorporation: Arizona

Golf de Mexico, S.A. DE C.V.
Incorporation: Tijuana, Baja California, Mexico

SunCor Realty & Management Company
State of Incorporation: Arizona

Palm Valley Golf Club, Inc.
State of Incorporation: Arizona

Rancho Viejo de Santa Fe, Inc.
State of Incorporation: New Mexico

Ranchland Utility Company
State of Incorporation: New Mexico

El Dorado Investment Company
State of Incorporation: Arizona

Pinnacle West Energy Corporation
State of Incorporation: Arizona

SunCor Realty & Management Company
State of Incorporation: Arizona

Type Two, Inc.
State of Incorporation: Delaware

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